EXHIBIT 99
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                         NORTHERN TRUST CORPORATION
                           50 SOUTH LASALLE STREET
                           CHICAGO, ILLINOIS 60675
                             CONTACT: SUE RAGEAS
                              PUBLIC RELATIONS
                               (312) 444-4279
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   FOR IMMEDIATE RELEASE
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                 NORTHERN TRUST ANNOUNCES MANAGEMENT CHANGES


   CHICAGO, TUES., MARCH 11, 2003   Chairman William A. Osborn announced
   today that Northern Trust Corporation's Board of Directors has approved a series of management changes to become effective on March 14, 2003. Stephen B. Timbers (58) and Mark Stevens (55) will become Vice Chairmen of Northern Trust Corporation and The Northern Trust Company.

        Mr. Timbers will continue in his role as President--Northern Trust Global Investments, a position he has held since 1998. As Vice Chairman, Mark Stevens will assume new responsibilities coordinating strategic corporate expansion opportunities and business development activities. William L. Morrison (52), currently President and Chief Executive Officer, Northern Trust of Florida Corporation, and President, PFS-National, will succeed Mr. Stevens as President-- Personal Financial Services (PFS). Messrs. Timbers, Stevens and Morrison will continue to serve on Northern's Management Committee.

        It also was announced that Peter L. Rossiter (54) will assume the
   newly created position of Executive Vice President   Corporate Risk
   Management. In that capacity, he will oversee and develop further the processes for monitoring, measuring and managing all non-credit risks across the Corporation and coordinate Management's support for the Business Risk Committee of the Board. He will continue to serve on the Management Committee. Frederick H. Waddell (49), who now heads Northern's Wealth Management Group in PFS, will succeed Mr. Rossiter as President--Corporate and Institutional Services (C&IS) and will become a member of Northern s Management Committee. Steven R. Bell
   (43), Senior Vice President, will become head of Wealth Management.

        Alison A. Winter (56), President, PFS Midwest, has been named President, PFS Northeast. She also will head Northern's new PFS office in New York City and will continue to serve on the Management Committee. Jeffrey Kauffman (41) will join Northern Trust as President and Chief Operating Officer of the PFS New York office. John V.N. McClure (51), Executive Vice President, will succeed Mrs. Winter as President, PFS Midwest. David C. Blowers (43), who currently serves as President of Northern Trust's Illinois North







   Region, will become President of PFS Illinois. He will be succeeded by Arthur M. Wood, Jr. (52), who now serves as a Regional Managing Director in the Large Corporate Client Group in C&IS. J. Scott Lafferty, Jr. (52), Senior Relationship Executive for PFS-Midwest, will become President of Northern Trust Bank of California s Santa Barbara Region.

        Douglas P. Regan (39), who currently serves as President and Chief Executive Officer of the Palm Beach and Martin County Region for Northern Trust Bank of Florida, will become President of Northern Trust of Florida Corporation.

        Jeffrey D. Cohodes (42), Senior Vice President and head of the Middle Market Client Group, will head Northern's Strategic Planning area. He succeeds William R. Dodds, Jr. (50), who was recently named Treasurer of the Corporation. Arthur J. Fogel (40), Senior Vice President, will head the Middle Market Client Group.

        Northern's Chairman William A. Osborn, commented, "These changes are driven by our desire to broaden management talent and experience throughout the organization. In so doing, we are able to provide career opportunities for Northern people and build a strong management team for the future."

        Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of global financial solutions for the investment management, asset administration, fiduciary and banking needs of affluent individuals and corporations and institutions. Northern Trust, a multibank holding company based in Chicago, has a growing network of offices in 12 states, international offices in five countries and more than 9,300 employees worldwide. As of December 31, 2002, Northern Trust had trust assets under administration of $1.5 trillion, assets under investment management of $302.5 billion and banking assets of nearly $40 billion. Northern Trust, founded in 1889, has earned distinction as an industry leader in combining high-touch service and expertise with innovative products and services. For more information, visit www.northerntrust.com.

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